Exhibit (g)(10)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

MELLON BANK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF February 6, 2006

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A.	Additional Custodians:
None
B.	Special Subcustodians:
None
C.	Foreign Subcustodians:

Country	Subcustodian	Eligible Securities Depositories
ARGENTINA	BankBoston, Buenos Aires Branch	Caja de Valores (CDV) Central de Registracion y Liquidation (CRYL)
AUSTRALIA	Australia and New Zealand Banking Group Limited	Austraclear Limited ASX Settlement and Transfer Corporation (ASTC) Clearing House Electronic Subregister
System (CHESS)

AUSTRIA	Bank Austria Creditanstalt, Vienna	(OeKB) Oesterreische Kontrollbank
BAHRAIN	HSBC, Manama	The Clearing Settlement and Depository

BANGLADESH	Standard Chartered Bank, Dhaka Branch
BELGIUM	BNP Paribas Securities Services Brussels	Caisse Interprofessionelle de Depots et de Virement de Titres S.A. (CIK) National Bank of Belgium (NBB)
BERMUDA	Bank of Bermuda, Limited, Hamilton	Bermuda Securities Depository (BSD)
BOTSWANA	Barclays Bank of Botswana Limited, Gaborone
BRAZIL	Citibank, N.A. Sao Paulo Branch	Companhia Brasileira de Liquidacao e Custodia (CBLC) Camara de Liquidation e Custodia (CLC) Sistema Especial de Liquidacao e de Custodia (SELIC)
BULGARIA	Bank Austria Creditanstalt	Bulgarian National Bank (BNB) Bulgaria Central Security Depository (CDAD)

CANADA	Canadian Imperial Bank of Commerce, Toronto	The Canadian Depository for Securities Ltd. (CDS)
CHILE	BankBoston, Santiago Branch	Deposito Central de Valores (DCV)
CHINA, SHANGHAI	HSBC, Shanghai	Shanghai Securities Central Clearing and Registration Corporation (SSCCRC)
CHINA, SHENZHEN	HSBC, Shenzhen	Shenzhen Securities Central Clearing Company Limited (SSCC)
CLEARSTREAM	Clearstream Luxembourg

COLOMBIA	Cititrust Colombia S.A. Santafe de Bogota, Colombia	Deposito Centralizado de Valores de Colombia (DECEVAL) Central Securities Deposit (DCV)
CROATIA	HVB Splitska Banka d.d., Zagreb	Securities Depository Agency (SDA)
CZECH REPUBLIC	Citibank, N.A. Prague	Stredisko Cennych Papiru (SCP) Czech National Bank (CNB)
DENMARK	Skandinaviska Enskilda Banken (SEB), Copenhagen	The Danish Securities Centre (Vaerdipapircentralen, VP)
EGYPT	Citibank, N.A. - Egypt Branch, Cairo	The Misr Company for Clearing, Settlement and Central Depository (MCSD)
ESTONIA	SEB Merchant Banking, Tallinn	The Estonian Central Depository
Securities Ltd.

EUROCLEAR	Brussels, Belgium

FINLAND	Nordea Bank Finland PLC, Helsinki	The Finnish Central Securities Depository Ltd. (APK)
FRANCE	BNP Paribas Securities Services, Paris	Euroclear France SA

GERMANY	BNP Paribas Securities Services, Frankfurt	Clearstream Banking AG
GHANA	Barclays Bank of Ghana Limited, Accra

GREECE	National Bank of Greece, Athens	Central Securities Depository S.A. (CSD) Bank of Greece (BoG)
HONG KONG	HSBC, Hong Kong	Hong Kong Securities Clearing Co. (HKSCC) Hong Kong Central Money Market Unit (CMU)

HUNGARY	HVB Bank Hungary Rt.	Central Clearing House and Depository (Budapest) Ltd. (KELER)
ICELAND	Islandsbanki HF, Reykjavik	Verdbrefaskraning Island hf (VBSI)

INDIA	HSBC, Mumbai Branch	National Securities Depository Limited (NSDL) Central Depository Services Limited (CSDL) Reserve Bank of India (RBI)

INDONESIA	HSBC, Jakarta Branch	The Kustodian Sentral Efek Indonesia (KSEI) Bank Indonesia (BI)
IRELAND	Mellon Bank, N.A.	CREST Euroclear Operations Center (EOC)
ISRAEL	Bank Hapoalim B.M., Tel Aviv	Tel Aviv Stock Exchange Clearing House, Ltd. (TASECH)
ITALY	BNP Paribas Securities Services Milan	Monte Titoli S.p.A.
JAPAN	HSBC, Tokyo	Japan Securities Depository Centre (JASDEC) Bank of Japan Financial Network System (BoJ-NET)
JORDAN	HSBC, Amman	The Securities Depository Center of Jordan (SDC)
JP MORGAN CHASE	JP Morgan Chase

KAZAKHSTAN	HSBC, Kazakhstan	Central Depository of Securities
(CDS)

KENYA	Barclays Bank of Kenya Limited, Nairobi	The Central Bank of Kenya (CBK)
KOREA, REPUBLIC OF	HSBC, Seoul	Korea Securities Depository (KSD)
LATVIA	Skandinaviska Enskilda Banken

LITHVANIA	Skandinaviska Enskilda Banken

LEBANON	HSBC, Beirut	The Custodian and Clearing Centre of Financial Instruments for Lebanon and the Middle East (Midclear)

Central Bank of Lebanon (BDL)

LUXEMBOURG	Banque Generale du Luxembourg S.A., Luxembourg	Clearsteam
MALAYSIA	Citibank, N.A., Kuala Lumpur	Malaysian Central Depository Sdn Bhd (MCD) Bank Negara Malaysia (Central Bank of Malaysia)
MAURITIUS	HSBC, Port Louis	The Central Depository & Settlement Co Ltd. (CDS)
MEXICO	Banco Santander Mexicano, Mexico City	Instituto para el Deposito de Valores (INDEVAL)
MOROCCO	Societe Generale Marocaine de Banques, Casablanca	Maroclear
NETHERLANDS	ABN AMRO-Mellon Global Securities Services B.V.
NEW ZEALAND	Australia and New Zealand Banking Group Limited	New Zealand Central Securities Depository Ltd. (NZCSD) (NZCSD)
NORWAY	Nordea Bank Norge ASA, Oslo	Verdipapirsentralen (VPS)
OMAN	HSBC, Ruwi	The Muscat Depository and Securities Registration Company (MDSRC)

PAKISTAN	Deutsche Bank AG, Karachi	The Central Depository Company (CDC) State Bank of Pakistan (SBP)

PERU	Citibank, Lima	Caja de Valores y Liquidaciones (CAVALI)
PHILIPPINES	HSBC, Manila	The Philippines Central Depository (PCD) Registry of Scripless Securities (RoSS)
POLAND	Citibank/Bank Handlowy w Warszawie, S.A., Warsaw	National Depository of Securities (NDS) Centralny Rejester Bonow Skarbowych (CRBS)
PORTUGAL	Banco Comercial Portugues S.A., Lisbon	Sociedade Gestora de Liquidacao e de Sistemas Centralizados de Valores Moviliarios (INTERBOLSA)
ROMANIA	Bank Austria Creditanstalt AG	The Societatea Nationala Compensare Decontare Depozitare (SNCDD) National Bank of Romania (NBR) Bucharest Stock Exchange (BSE)
RUSSIA	ZAO Ciibank Moscow	Depository Clearing Company (DCC)
National Depository Center (NDC)
Central Bank of Russia

SINGAPORE	The Development Bank of Singapore, Singapore	Central Depository (Pte) Ltd. (CDP) Monetary Authority of Singapore (MAS)
SLOVAKIA	HVB Bank Slovakia, Bratislava	Stredisko Cennych Papierov (SCP) National Bank of Slovakia (NBS)
SLOVENIA	Bank Austria Creditanstalt d.d., Ljubljana	Centralna Klirinsko Depotna Druzba d.d. (KDD)
SOUTH AFRICA	Societe Generale, Johannesburg	The Central Depository Limited (CDL) Share Transactions Totally Eletronic (STRATE)

SPAIN	Santander Investment Services, S.A., Madrid	Servicio de Compensacion Y Liquidacion de Valores (SCLV) Banca de Espana
SRI LANKA	HSBC, Colombo	Central Depository System (Pvt) Ltd. (CDS)
SWEDEN	Skandinaviska Enskilda Banken (SEB) Stockholm	Vaerdepapperscentralen (VPC)
SWITZERLAND	Union Bank of Switzerland, Zurich	SegaIntersettle AG (SIS)
TAIWAN	Central Trust of China, Taipei	Taiwan Securities Central Depository Co. (TSCD)

THAILAND	HSBC, Bangkok Branch	The Thailand Securities Depository Co., Ltd (TSD)
TURKEY	Citibank Turkey, Istanbul	Takasbank ISE Settlement & Custody Bank Inc. (Takasbank) Central Bank of Turkey (CBT)
UGANDA	Barclays Bank of Uganda, Kampala

UKRAINE	Bank Austria Creditanstalt AG	The National Bank of the Ukraine
	(via HBV Bank Ukraine)	Depository (NBU)
The Interregional Securities Union (IRSU)

UNITED KINGDOM	Mellon Bank, N.A, London	Central Moneymarkets Office (CMO) CRESTCo.

URUGUAY	BankBoston, N.A. Montevideo	Banco Central del Uruguay (BCU) Agency Bolsa de Valores (ABV)
VENEZUELA	Citibank, N.A., Caracas	Caja de Venezolana de Valores (CVV) Central Bank of Venezuela (BCV)
ZAMBIA	Barclays Bank of Zambia Ltd., Lusaka	The Lusaka Stock Exchange Central Shares Depository Limited (LuSE CD) The Bank of Zambia
ZIMBABWE	Barclays Bank of Zimbabwe Ltd., Harare
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Each of the Investment Companies Listed on
Appendix "A" on Behalf
of each of Their Respective Portfolios

	By:	/s/John Costello
	Name:	John Costello
	Title:	Assistant Treasurer

MELLON BANK, N.A.

	By:	/s/Christopher Healy
	Name:	Christopher Healy
	Title:	First Vice President